 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2019

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 26, 2019, the Board of Directors of Vertex Energy, Inc. (the “Company”, “we”, or “us”) adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to:

(a)        amend Article III, Sections 3.9 and 3.14 of the Bylaws, to reduce the number of voting shares required to be present in person or by proxy, for a quorum of shareholders (and a quorum of each class of shareholders) to be met at meetings of shareholders of the Company, from a “majority” of such voting shareholders to “33 and 1/3%” of such voting shareholders; and

(b)        amend Article III, Section 3.4 of the Bylaws, to amend the maximum number of days of notice which the Company is allowed to provide to shareholders, before a meeting of shareholders, from “50 days” to “60 days”, to be consistent with the provisions of the Nevada Revised Statutes (collectively (a) and (b), the “Bylaws Amendments”).

The foregoing summary of the amendments to the Bylaws are qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws attached to this Current Report as Exhibit 3.1, which takes into account the Bylaws Amendments.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Bylaws

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: April 29, 2019	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Bylaws

* Filed herewith.